Exhibit 99.2
CONFIRMATION AS TO CERTAIN MATTERS
IN FURTHERANCE OF LIQUIDATION PROCEEDING
     This Confirmation As to Certain Matters In Furtherance of Liquidation Proceeding (“Confirmation”) is entered into between Indiana Insurance Commissioner James Atterholt, in his capacity as Liquidator of Maxicare Indiana, Inc. (hereinafter, the “Liquidator”), and Maxicare Health Plans, Inc. (“MHP”), collectively hereinafter, the “Parties”.
RECITALS
     A. Maxicare Indiana, Inc. (“MI”) was a health maintenance organization licensed in the State of Indiana, against which an Order of Rehabilitation was entered on May 4, 2001 by the Marion Circuit Court (“Liquidation Court”) under Cause No. 49C01-0105-MI-001111, followed by the entry of an Order of Liquidation on July 3, 2001;
     B. Pursuant to Ind. Code 27-9, Indiana Insurance Commissioner James Atterholt has been appointed by the Liquidation Court as Liquidator of MI;
     C. Maxicare Health Plans, Inc. (“MHP”) is a Delaware Corporation and was the parent of MI as of the date the Order of Rehabilitation was entered against MI;
     D. In order to promote and further the liquidation of MI in accordance with Ind. Code 27-9, the Parties now enter into this Confirmation, under the terms and conditions set forth below, as to matters relating to the “Pharmacy Rebates” and the interests of the Parties in “MLH,” as those terms and matters are further defined and described in this Confirmation; and
     E. This Confirmation is limited solely to resolving matters relating to or arising out of the Pharmacy Rebates and/or the interests of the Parties in MLH. The Parties acknowledge and confirm that all claims between the Liquidator, on behalf of MI, and MHP, other than the matters involving the Pharmacy Rebates and MLH, are being resolved by the Parties in accordance with the terms and conditions of a Settlement and Release Agreement (“Settlement Agreement”) being executed contemporaneous herewith, including, but not limited to, resolution of all claims and affirmative defenses asserted as between the Liquidator, on behalf of MI, and MHP in a lawsuit now pending before the Liquidation Court under Cause No. 49C01-0105-MI-001111-1 (“Lawsuit”).
CONFIRMATION
     Now, therefore , in reliance upon and in consideration of the mutual covenants expressed herein, and intending to be legally bound, the Parties agree as follows:

     1. The above stated Recitals and all the facts and circumstances alleged therein are incorporated and made a part of this Confirmation.
     2. MHP has previously asserted claims to any and all pharmacy rebates earned and/or later accrued pursuant to the Pharmacy Benefit Services Agreement (“Pharmacy Agreement”) between MHP and MedImpact Healthcare Systems, Inc. (“MedImpact”) as the result of prescriptions being filled for current or former members under the prescription plans for current or former subsidiaries of MHP, including MI, Maxicare Life & Health Insurance Company (“MLH”) and Maxicare (California), which rebates are commonly referred to as MedImpact Pharmacy Rebates, or MedDividend Program Rebate Management Services (hereinafter collectively “Pharmacy Rebates”). The Liquidator has contested MHP’s prior position as to the Pharmacy Rebates and has asserted that the MI Estate would sustain damage if MHP would persist in its position as to the Pharmacy Rebates. MHP now agrees to waive and release its claims to all Pharmacy Rebates, specifically including but not limited to the Pharmacy Rebates earned and/or later accrued pursuant to the Pharmacy Agreement as the result of prescriptions being filled for then current or former MI members under the prescription plan for MI (“Indiana Rebates”) and to assign and transfer all its claims to and/or interests in the Indiana Rebates to MI or third parties as designated by MI and approved by the Liquidation Court. It is, however, expressly acknowledged and agreed that MHP’s waiver, release and assignment of its claims to the Pharmacy Rebates is subject to and conditioned upon: (a) the Liquidation Court approving the Joint Petition Seeking Approval for Payment, Settlement and Release of Certain Pharmacy Claims (“Joint Petition”) that is now being negotiated by and between the Liquidator, MedImpact, Advantage Health Solutions, Inc., Anthem Insurance Companies, Inc., M-Plan, Inc., and CVS Pharmacies, Inc. (with either no Motion to Correct Errors and/or Notice of Appeal being timely filed with respect to such approval or such Motion and/or Notice, if timely filed, resulting in a final, non-appealable Order affirming the Liquidation Court’s approval of the Joint Petition); and (b) upon approval of the Joint Petition by the Liquidation Court (with either no Motion to Correct Errors and/or Notice of Appeal being timely filed with respect to such approval or such Motion and/or Notice, if timely filed, resulting in a final, non-appealable Order affirming the Liquidation Court’s approval of the Joint Petition), MedImpact and MHP executing and exchanging mutual general releases of any and all claims as between them. MHP further agrees to advise the Liquidation Court that it supports the Joint Petition, including the allocation, set-off, and/or payments of the Pharmacy Rebates as described therein; provided, however, that the Liquidation Court shall be advised that MHP’s support of such allocation, set-off and/or payments of the Pharmacy Rebates is specifically conditioned upon approval of the Joint Petition, as filed, and MHP thereafter receiving a general release from MedImpact. In order to so advise the Liquidation Court of MHP’s support of the Joint Petition, and the conditions thereto, MHP hereby authorizes the Liquidator to file with the Joint Petition the signed letter from MHP’s legal counsel, in the form attached hereto as Exhibit 1.
     3. In the event that the Joint Petition either is not approved by a final, non-appealable Order or MedImpact fails to execute a general release in favor of MHP, then all claims and positions which MHP, MedImpact, MLH, California and the Liquidator, on behalf of MI, possessed with respect to the Pharmacy Rebates as of the date immediately preceding execution of this Confirmation shall be deemed reinstated, with any statute of limitations, laches or other time limitation which would otherwise bar the assertion of such claims to have been tolled or suspended with respect to any claim to the Pharmacy Rebates that was not time barred as of the date of execution of this Confirmation. However, even in the event that MHP does not waive and release its claims to the Pharmacy Rebates, because one or both of the stated conditions are not met, and all parties respective claims and positions with respect to such Pharmacy Rebates that existed as of the date immediately proceeding the execution of this Confirmation are reinstated, it is nevertheless acknowledged and agreed that all other provisions of this Confirmation shall remain in full force and effect.
     4. MHP hereby confirms and acknowledges that all outstanding shares of MLH stock were effectively transferred and conveyed from MHP to MI as of December 31, 2000. The Liquidator has asserted that the MI Estate would sustain damage if MHP were to withhold its confirmation as to this stock transfer. Given MHP’s present acknowledgment and confirmation that the outstanding stock of MLH was transferred and conveyed from MHP to MI effective as of December 31, 2000, MHP further confirms and commits that it will not pursue any claims in which MHP purports to be a shareholder of MLH. MHP also waives and releases, whether as a shareholder or otherwise, any and all rights or claims against any of the assets or surplus of MLH, including those assets now or hereafter held in the MLH Liquidating Trust and/or MLH In Rehabilitation or Liquidation accounts, whether at the Central Bank in Jefferson City, Missouri or elsewhere, as part of any Rehabilitation and/or Liquidation proceedings brought by the Missouri Director of Insurance as to MLH and/or the MLH Liquidating Trust.
     5. With the exception of any claim for the breach of this Confirmation, for reinstated claims as to the Pharmacy Rebates to the extent permitted under Paragraph 3 and subject to Paragraph 9, the Liquidator on behalf of himself, the MI Estate, and their present agents, attorneys, employees, shareholders, members, officers, directors, parents, subsidiaries, affiliates, successors, predecessors and assigns and any and all other representatives, hereby RELEASES AND FOREVER DISCHARGES MHP and, except as noted below, its former and present agents, attorneys, employees, shareholders, members, officers, directors,1 parents, subsidiaries, affiliates, successors, predecessors and assigns and all other affiliated or related entities and corporations from any and all claims, demands, losses, costs, causes of actions, debts, obligations, liabilities, or petitions of any kind which now exist or which may exist in the future WHETHER KNOWN OR UNKNOWN in connection with or arising out of Pharmacy Rebates and/or MLH. However, the release does not extend to bar any claims which have been or could be asserted in the lawsuit against, specifically, Susan Blais, Alan Bloom, Patricia Fitzpatrick, Patricia Richards, and/or Jeffrey Welch, Officers and Directors of Maxicare Indiana, Inc., who are defendants in the lawsuit. Moreover, this release does not extend to bar the Liquidator and/or MI from asserting and pursuing a claim, as shareholder or otherwise, in the MLH receivership proceeding.
     6. With the exception of any claim for the breach of this Confirmation, for reinstated claims to the Pharmacy Rebates to the extent permitted under Paragraph 3 and subject to Paragraph 9, MHP on behalf of itself, its present agents, attorneys, employees, shareholders, members, officers, directors, parents, subsidiaries, affiliates, successors, predecessors and assigns and any and all other representatives, hereby RELEASES AND FOREVER DISCHARGES

[1]	Certain of the individual defendants were officers and directors of MHP as well as Maxicare Indiana, Inc. This release does not and is not intended to release or limit the Liquidator’s claims in any manner against the individual defendants in the Lawsuit, as officers and directors of Maxicare Indiana, Inc.

the Liquidator, the MI Estate and their former and present agents, attorneys, employees, shareholders, members, parents, subsidiaries, affiliates, successors, predecessors and assigns and all other affiliated or related entities and corporations, from any and all claims, demands, losses, costs, causes of actions, debts, obligations, liabilities, or petitions of any kind which now exist or which may exist in the future WHETHER KNOWN OR UNKNOWN in connection with or arising out of the Pharmacy Rebates and/or MLH.
     7. This Confirmation may be raised as a defense to any claim, action, or other proceeding that may be brought, instituted or taken by one of the Parties against the other in breach of this Confirmation.
     8. MHP acknowledges and agrees that an essential component of the consideration for the Liquidator to enter into this Confirmation is the full, effective and final confirmation, waiver and/or release of any and all claims by MHP relating to the Pharmacy Rebates and/or MLH, subject only to the reinstatement of claims to the Pharmacy Rebates to the extent permitted under Paragraph 3. Accordingly, notwithstanding any other term or provision of this Confirmation, it is agreed that if MHP’s confirmation, waiver and/or release of any and all claims relating to the Pharmacy Rebates and/or MLH is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any Bankruptcy Act or Code, State or Federal law, common law or equitable doctrine (“Clawback”), then:
(a)	The Liquidator’s claims against MHP relating to the Pharmacy Rebates and/or MLH shall be reinstated as they existed immediately before the execution of this Confirmation (the “Liquidator Claims”), subject only to paragraph 9 below;

(b)	In addition, should a Clawback arise out of a bankruptcy, receivership or other proceeding that is voluntarily filed or commenced by MHP and/or its officers and directors within the 90-day period following execution of this Confirmation, then in that event the Liquidator’s claims against MHP’s present and former officers and/or directors relating to the Pharmacy Rebates and/or MLH, as they existed immediately before the execution of this Confirmation, shall also be reinstated and included in the definition of “Liquidator Claims” as used in this Confirmation. In the event the Liquidator hereafter seeks to disavow the terms and conditions of this Confirmation, it is agreed and acknowledged by the Liquidator that the release of the officers and directors of MHP, as contemplated by this Confirmation, shall remain in full force and effect;

(c)	To the extent of claims reinstated under Paragraphs 8(a) and/or 8(b) above, the Liquidator shall be entitled, in his sole discretion, to assert in any appropriate context or forum, including but not limited to the assertion and filing of a proof of claim within any case under Title 11, U.S. Code, or any similar State or Federal law for the relief of debtors or the enforcement of creditors’ rights, the Liquidator’s Claims;

(d)	The running of any statute of limitations, laches or other time limitation which otherwise would bar the assertion of the Liquidator Claims to the extent reinstated

under Paragraphs 8(a) and/or 8(b) above, shall be deemed suspended and any defense related thereto shall be deemed waived by MHP and/or the officers and directors of MHP, as applicable, with respect to any claim that was not time barred as of the date of this Confirmation, and

(e)	To the extent that any judgment or award is thereafter entered against MHP and/or the officers and directors of MHP, as applicable, with respect to any of the Liquidator Claims, MHP and the officers and directors of MHP, as applicable, shall have a credit or offset against any such judgment or award in an amount equal to the value of the Indiana Rebates or the interest in MLH that was not repaid to MHP or to a trustee, receiver or other party on behalf of or for the benefit of MHP (the “Retained Amount”), together with interest on the Retained Amount from the date of the Liquidator’s receipt of the Indiana Rebates or the value of the interest in MHP, as applicable, unless in entering such judgment or award the Retained Amount and/or any interest accrued thereon was considered and the judgment or award was reduced accordingly.
     9. Contemporaneous with the execution of this Confirmation, the Liquidator, on behalf of MI, and MHP are executing a Settlement Agreement relating to all claims between the Parties, other than matters relating to Pharmacy Rebates and MLH, including but not limited to all claims and defenses between MI and MHP asserted in the Lawsuit. While this Confirmation controls and takes precedence as to all matters relating to the Pharmacy Rebates and MLH, the Parties acknowledge and agree, notwithstanding anything to the contrary contained herein, that as to all other matters and/or claims between MI and MHP, the terms and conditions of the Settlement Agreement shall take precedence and control over the terms and conditions of this Confirmation. For the avoidance of doubt, the Parties specifically agree and acknowledge that all releases, waivers or other agreements relating to matters and claims as between MI and MHP, other than matters specifically relating to the Pharmacy Rebates and MLH, shall be governed by the terms and conditions of the Settlement Agreement and not by the terms and conditions of this Confirmation.
     10. This Confirmation shall be binding upon and shall inure to the benefit of heirs, executors, assigns, and successors in interest of each of the Parties.
     11. This Confirmation shall be governed by and interpreted in accordance with the laws of the State of Indiana, without giving effect to the provisions, policies, or principles thereof relating to choice of law or conflict of law.
     12. This Confirmation contains all agreements, covenants, representations, and warranties, express or implied, oral or written, of the parties hereto concerning the subject matter hereof. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any Party hereto to any other Party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein. This is an integrated agreement.

     13. No waiver, modification or amendment of any term, condition, or provision of this Confirmation shall be valid or have any force or effect unless made in writing and signed by the Parties. No failure to exercise and no delay in exercising any right, remedy or power under this Confirmation shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Confirmation preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.
     14. Each Party acknowledges and represents that it has been independently represented by counsel and has had the opportunity to consult with counsel of its choice with respect to the terms and subject matter of this Confirmation.
     15. If any provision of this Confirmation is determined to be invalid or unenforceable, the remainder of this Confirmation shall not be affected thereby.
     16. The Parties warrant that they have read this Confirmation and are fully aware of its contents and that they have entered into this Confirmation voluntarily and of their own accord, without reliance on any inducement, promise, or representation by anyone or anything, except those promises or representations which are expressly set forth in this Confirmation.
     17. This Confirmation may be executed in one or more counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.
     18. The Parties represent that they have not assigned or transferred, or purported to assign or transfer, to any person, entity or party any respective claim, cost or cause of action they are releasing by this Confirmation, and they are the sole party in interest with respect to the subject matter(s) of this Confirmation. Nothing contained in this Confirmation is intended to confer any rights on any third party, except the releases set forth above.
     19. It is expressly understood and agreed that as to the Pharmacy Rebates and MLH, this Confirmation extends to all claims of every nature and kind whatsoever, and is intended to cover and does cover not only all now known injuries and damages, but any future injuries or damages not now known, suspected or anticipated, but which may later develop or be discovered, including all the effects and consequences thereof; provided, however, that this Confirmation does not: (a) waive or release claims asserted by the Liquidator against the individual officers and directors of MI who are and remain named defendants in the Lawsuit and MHP does not purport to and shall not compromise individual claims on behalf of the officers and/or directors of MI who are and remain named defendants in the Lawsuit; (b) does not waive, release or bar the Liquidator and/or MI from asserting and pursuing a claim, as shareholder or otherwise, in the MLH receivership proceeding; (c) does not waive or release all claims and positions that the parties may have against the Pharmacy Rebates to the extent such claims and positions are reinstated per the terms of Paragraph 3; and (d) does not waive or release any claims that are reinstated under Paragraphs 8(a) and/or 8(b).
     20. The Parties agree to promptly execute and deliver any additional documents and/or information and to perform such additional acts as are necessary, useful or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Confirmation and the transactions contemplated by this Confirmation, and to comply with all applicable laws, rules and regulations.
     21. This Confirmation is binding when one or more counterparts, individually, or taken together, is signed by each of the Parties. The Confirmation may be executed in any number of counterparts. This Confirmation may be effected by facsimile transmission of executed copies of the signature page delivered to counsel for the Parties.
     22. The Parties warrant and represent that they are fully authorized to enter into and execute this Confirmation.
     In Witness Hereof , the parties have executed this Confirmation on the dates listed below.
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On Behalf of the Liquidator:

Date	Elizabeth Lovette, Special Deputy Liquidator
Approved as to form this                      day of April 2006:

David C. Campbell
Donald J. Graham
Kelly R. Eskew
Bingham McHale
2700 Market Tower
10 West Market Street
Indianapolis, IN 46204

Attorneys for James Atterholt, Commissioner
Indiana Department of Insurance

On Behalf of Maxicare Health Plans, Inc.

Date	Title
Approved as to form this                      day of April 2006:

David L. Katsky
Adrienne B. Koch
Esanu Katsky Korins & Siger
605 Third Avenue
New York, NY 10158-0038

Attorneys for Maxicare Health Plans, Inc.